Exhibit 12.2

CERTIFICATIONS

I, Keren Givli, certify that:

1.	I have reviewed this Annual Report on Form 20-F of Rosetta Genomics Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 20, 2011	/s/ Keren Givli
Keren Givli Interim Vice President Finance (principal accounting and financial officer)